Exhibit 3.9

B Y L A W S

OF

LEGACY RESERVES FINANCE CORPORATION

Dated Effective as of April 8, 2011

I N D E X

i

ii

Legacy Reserves Finance Corporation

B  Y  L  A  W  S

ARTICLE I

Offices

Section 1.1                                   Principal Office.  The principal office of the Corporation shall be in the City of Midland, Texas.

Section 1.2                                   Registered Office.  The  registered office of the Corporation required to be maintained in the State of Delaware by the General Corporation Law of the State of Delaware, may be, but need not be, identical with the Corporation’s principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

Section 1.3                                   Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Stockholders’  Meetings

Section 2.1                                   Annual Meeting.  The annual meeting of the holders of shares of each class or series of stock as are entitled to notice thereof and to vote thereat pursuant to applicable law and the Corporation’s Certificate of Incorporation for the purpose of electing directors and transacting such other proper business as may come before it shall be held in each year, at such time, on such day and at such place, within or without the State of Delaware, as may be designated by the Board of Directors.

Section 2.2                                   Special Meetings.  In addition to such special meetings as are provided by law or the Corporation’s Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation’s stock for any purpose or purposes, may be called at any time by the Board of Directors and may be held on such day, at such time and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

Section 2.3                                   Notice of Meetings and Adjourned Meetings.  Except as otherwise provided by law, written notice of any meeting of Stockholders (i) shall be given either by personal delivery or by mail to each Stockholder of record entitled to vote thereat, (ii)  shall be in such form as is approved by the Board of Directors, and (iii) shall state the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened, presence in person or by proxy of a Stockholder shall constitute a waiver of notice of such meeting.  Further, a written waiver of any notice required by law or by these Bylaws, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Except as otherwise provided by law, the business that may be transacted at any such meeting shall be limited to and consist of the purpose or purposes stated in such notice.  If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty  (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Section 2.4                                   Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall keep a complete list of Stockholders entitled to vote at meetings or any adjournments thereof, arranged in alphabetical order, in accordance with applicable law and shall make same available prior to and during each Stockholders’ meeting for inspection by the Corporation’s Stockholders as required by law.  The Corporation’s original stock transfer books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at any meeting of Stockholders.

Section 2.5                                   Quorum.  Except as otherwise provided by law or by the Corporation’s Certificate of Incorporation, the holders of a majority of the Corporation’s stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, without regard to class or series, shall constitute a quorum at all meetings of the Stockholders for the transaction of business.   If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of such shares of stock, present in person or represented by proxy, may adjourn any meeting from time to time without notice other than announcement at the meeting, except as otherwise required by these Bylaws, until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.6                                   Organization.  Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, if one shall be elected, or in his absence, by the President or by any Vice President, or, in the absence of any of such officers, by a chairman to be chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy.  The Secretary, or, in his absence, any Assistant Secretary or any person appointed by the individual presiding over the meeting, shall act as secretary at meetings of the Stockholders.

Section 2.7                                   Voting.  Each Stockholder of record, as determined pursuant to Section 2.8, who is entitled to vote in accordance with the terms of the Corporation’s Certificate of Incorporation and in accordance with the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation.  Every Stockholder entitled to vote at any Stockholders’ meeting may authorize another person or persons to act for him by proxy pursuant to Section 2.11, provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder’s attendance at any meeting shall not have the effect of revoking a previously granted proxy unless such Stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.   Unless otherwise provided by law, no vote on the election of directors or any question brought before the meeting need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand.  In a vote by ballot, each ballot shall state the number of shares voted and the name of the Stockholder or proxy voting.  Except as otherwise provided by law, by the Corporation’s Certificate of Incorporation or these Bylaws, all elections of directors and all other matters before the Stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.  In the election of directors, votes may not be cumulated.

Section 2.8                                   Stockholders Entitled to Vote.  The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or, in the case of corporate action by written consent in accordance with the terms of Section 2.10, not more than sixty (60) days prior to such action, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, and in each case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to act by written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date is fixed as aforesaid.

Section 2.9                                   Order of Business.  The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

Section 2.10                            Action by Written Consent.  Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, any action required or permitted to be taken by the Stockholders of the Corporation may be taken without prior notice and an actual meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Except as provided above, no action shall be taken by the Stockholders by written consent.  Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

Section 2.11                            Authorization of Proxies.  Without limiting the manner in which a Stockholder may authorize another person or persons to act for him as proxy, the following are valid means of granting such authority.  A Stockholder may execute a writing authorizing another person or persons to act for him as proxy.  Execution may be accomplished by the Stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.  A Stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

ARTICLE III

Directors

Section 3.1                                   Management.  The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, by the Corporation’s Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 3.2                                   Number and Term.  The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than one (1) member who shall be elected annually by the Stockholders except as provided in Section 3.4.  Directors need not be Stockholders.  No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

Section 3.3                                   Quorum and Manner of Action.  At all meetings of the Board of Directors a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation’s Certificate of Incorporation or by these Bylaws.  When the Board of Directors consists of one director, the one director shall constitute a majority and a quorum.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.4                                   Vacancies.  Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, in the case of any increase in the authorized number of directors or of any vacancy in the Board of Directors, however created, the additional director or directors may be elected, or, as  the case may be, the vacancy or vacancies may be filled by majority vote of the directors remaining on the whole Board of Directors although less than a quorum, or by a sole remaining director.  In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the directors who will remain on the whole Board of Directors, although less than a quorum, or by a sole remaining director.  Any director elected or chosen as provided herein shall serve until the sooner of (i) the unexpired term of the directorship to which he is appointed; or (ii) until his successor is elected and qualified; or (iii) until his earlier resignation or removal.

Section 3.5                                   Resignations.  A director may resign at any time upon written notice of resignation to the Corporation.  Any resignation shall be effective immediately unless a certain effective date is specified therein, in which event it will be effective upon such date and acceptance of any resignation shall not be necessary to make it effective.

Section 3.6                                   Removals.  Any director or the entire Board of Directors may be removed, with or without cause, and another person or persons may be elected to serve for the remainder of his or their term, by the holders of a majority of the shares of the Corporation entitled to vote in the election of directors.  In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.4.

Section 3.7                                   Annual Meetings.  The annual meeting of the Board of Directors shall be held, if a quorum be present, immediately following each annual meeting of the Stockholders at the place such meeting of Stockholders took place, for the purpose of organization and transaction of any other business that might be transacted at a regular meeting thereof, and no notice of such meeting shall be necessary.  If a quorum is not present, such annual meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 3.9 for special meetings of the Board of Directors or in a waiver of notice thereof.

Section 3.8                                   Regular Meetings.  Regular meetings of the Board of Directors may be held without  notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.  Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.9                                   Special Meetings.  Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of one-third (1/3) of the members of the whole Board of Directors stating the purpose or purposes of such meeting.  Notices of special meetings, if mailed, shall be mailed to each director not later than two (2) days before the day the meeting is to be held or if otherwise given in the manner permitted by these Bylaws, not later than the day before such meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in any notice or written waiver of notice unless so required by the Corporation’s Certificate of Incorporation or by these Bylaws.  Any and all business may be transacted at a special meeting, unless limited by law, by the Corporation’s Certificate of Incorporation or by these Bylaws.

Section 3.10                            Organization of Meetings.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as such Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which there is a quorum, except as otherwise provided by these Bylaws or required by law.

Section 3.11                            Place of Meetings.  The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any other place as they may from time to time by resolution determine.

Section 3.12                            Compensation of Directors.  Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed honorarium or fees and expenses, if any, of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending such committee meetings.

Section 3.13                            Action by Unanimous Written Consent.  Unless otherwise restricted by law, the Corporation’s Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 3.14                            Participation in Meetings by Telephone.  Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting in such manner shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE IV

Committees  of  the  Board

Section 4.1                                   Membership and Authorities.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one (1) or more directors to constitute an Executive Committee and such other committees as the Board of Directors may determine, each of which committees to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except in those cases where the authority of the Board of Directors is specifically denied to the Executive Committee or such other committee or committees by law, the Corporation’s Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers that may require it.  The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 4.2                                   Minutes.  Each committee designated by the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 4.3                                   Vacancies.  The Board of Directors may designate one (1) or more of its members as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee.  If no alternate members have been appointed, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to dissolve, any committee.

Section 4.4                                   Telephone Meetings.  Members of any committee designated by the Board of Directors may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section 4.4 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.5                                   Action Without Meeting.  Any action required or permitted to be taken at a meeting of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee and filed with the minutes of the committee proceedings.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V

Officers

Section 5.1                                   Number and Title.  The elected officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary.  The Board of Directors may also choose a Chairman of the Board, who must be a member of the Board of

Directors, a Chief Executive Officer, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries and/or Assistant Treasurers.  One person may hold any two or more of these offices and any one or more of the Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

Section 5.2                                   Term of Office; Vacancies.  So far as is practicable, all elected officers shall be elected by the Board of Directors at the annual meeting of the Board of Directors in each year, and except as otherwise provided in this Article V, shall hold office until the next such meeting of the Board of Directors in the subsequent year and until their respective successors are elected and qualified or until their earlier resignation or removal.  All appointed officers shall hold office at the pleasure of the Board of Directors.  If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 5.3                                   Removal of Elected Officers.  Any elected officer may be removed at any time, with or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose.

Section 5.4                                   Resignations.  Any officer may resign at any time upon written notice of resignation to the President, Secretary or Board of Directors of the Corporation.  Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 5.5                                   The Chairman of the Board.  The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Stockholders and Board of Directors.  In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

Section 5.6                                   Chief Executive Officer.  The Chief Executive Officer, if any, shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction and management of the affairs and business of the Corporation usually vested in the chief executive officer of a Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation.

Section 5.7                                   President.  The President (in the absence of the Chairman of the Board, if one be elected) shall have the powers and duties of the Chairman of the Board. The President shall serve as chief operating officer and shall have such other powers and perform such other duties as may be delegated to him from time to time by the Board of Directors or the Chairman of the Board.   He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.  In the absence of the President, his duties shall be performed and his authority may be exercised by a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board of Directors to designate or supersede any designation so made.

Section 5.8                                   Vice Presidents.  The several Vice Presidents shall have such powers and duties as may be assigned to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors or President and may sign, with any other proper officer, certificates for shares of the Corporation.

Section 5.9                                   Secretary.  The Secretary, if available, shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committee of the Board of Directors as the Board of Directors or such committee shall designate him to serve.  The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and meetings of the Board of Directors and committees thereof and shall perform such other duties incident to the office of secretary or as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.  The Secretary shall have custody of the corporate seal of the Corporation and he, or any Assistant Secretary, or any other person whom the Board of Directors may designate, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of any Assistant Secretary or by the signature of such other person so affixing such seal.

Section 5.10                            Assistant Secretaries.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Secretary.  The Assistant Secretary or such other person as may be designated by the President shall exercise the powers of the Secretary during that officer’s absence or inability to act.

Section 5.11                            Treasurer.  The Treasurer shall have the custody of and be responsible for the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation and he shall perform all other duties incident to the position of Treasurer, or as may be prescribed by the Board of Directors or the President.  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.12                            Assistant Treasurers.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors, the President or the Treasurer.  The Assistant Treasurer or such other person designated by the President shall exercise the power of the Treasurer during that officer’s absence or inability to act.

Section 5.13                            Subordinate Officers.  The Board of Directors may (i) appoint such other subordinate officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine, or (ii) delegate to any committee or officer the power to appoint any such subordinate officers or agents.

Section 5.14                            Salaries and Compensation.  The salary or other compensation of officers shall be fixed from time to time by the Board of Directors.  The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of this Article V.

ARTICLE VI

Indemnification

Section 6.1                                   Indemnification of Directors and Officers.  (a)                            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of the State of Delaware, upon such determination having been made as to such person’s good faith and conduct.

(b)                                 Expenses (including attorneys’ fees) incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.

(c)                                  It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect.  The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, the vote of Stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(d)                                 The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VI shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

ARTICLE VII

Capital  Stock

Section 7.1                                   Certificates of Stock.  Certificates of stock shall be issued to each Stockholder certifying the number of shares owned by him in the Corporation and shall be in a form not inconsistent with the Certificate of Incorporation and as approved by the Board of Directors.  The certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2                                   Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such certificate, or his legal representative.  When authorizing the issuance of a new certificate, the Board of Directors may in its discretion, as a condition precedent to the issuance thereof, require the owner, or his legal representative, to give a bond in such form and substance with such surety as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 7.3           Fixing Date for Determination of Stockholders of Record for Certain Purposes.  (a)                                     In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock may be exercised or the date of such other action.  In such a case, only Stockholders of record on the date so fixed shall be entitled to receive any such dividend or other distribution or allotment of rights or to exercise such rights or for any other purpose, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

(b)                                 If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.4                                   Dividends.  Subject to the provisions of the Corporation’s Certificate of Incorporation, if any, and except as otherwise provided by law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem it to be expedient.  Such dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.  Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall determine to be conducive to the interests of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.5                                   Registered Stockholders.  Except as expressly provided by law, by the Corporation’s Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat registered Stockholders as the only holders and owners in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof.

Section 7.6                                   Transfer of Stock.  Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys.  Upon any such transfers the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

ARTICLE VIII

Miscellaneous  Provisions

Section 8.1                                   Corporate Seal.  If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 8.2                                   Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.3                                   Checks, Drafts, Notes.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution (whether general or special) of the Board of Directors or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

Section 8.4                                   Notice and Waiver of Notice.  Whenever notice is required to be given to any director or Stockholder under the provisions of applicable law, the Corporation’s Certificate of Incorporation or of these Bylaws, such notice shall be in writing and delivered either (i) personally, or (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient’s regular business hours).  Such notice shall be sent to such director or Stockholder at the address or telecopy number as it appears on the records of the Corporation, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Corporation, another address or telecopy number to which notices are to be sent.  Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.  Whenever notice is required to be given under any provision of law, the Corporation’s Certificate of Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation’s Certificate of Incorporation or these Bylaws.

Section 8.5                                   Examination of  Books and Records.  The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the Stockholders, and the Stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 8.6                                   Voting Upon Shares Held by the Corporation.  Unless otherwise provided by law or by the Board of Directors, the Chairman of the Board of Directors, if one shall be elected, or the President, if a Chairman of the Board of Directors shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of Stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock that, as the owner thereof, the Corporation might have possessed and exercised, if present.  The Board of Directors by resolution from time to time may confer like powers upon any person or persons.

ARTICLE IX

Amendments

Section 9.1                                   Amendment.  Except as otherwise expressly provided in the Corporation’s Certificate of Incorporation, the directors, by the affirmative vote of a majority of the entire Board of Directors and without the assent or vote of the Stockholders, may at any meeting make, repeal, alter, amend or rescind any of these Bylaws.  The Stockholders shall not make, repeal, alter, amend or rescind any of the provisions of these Bylaws except by the holders of not less than a majority of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article IX as one class.